5981.0100/286860.0100

                                    AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           WorldCast Interactive, Inc.

                                 ConvergIT, Inc.

                                Cable Tech, Inc.

                                       and

                            Lyncs Technologies, Inc.

                                Dated May 8, 2000

                                  AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

This Amendment to the Agreement and Plan of Merger, dated as of May 8, 2000 ("Amendment"), is made and entered into by and among WorldCast Interactive, Inc., a Florida corporation ("WorldCast"), its wholly owned subsidiary, ConvergIT, Inc., a Florida corporation ("ConvergIT"), Cable Tech, Inc., a California corporation ("Cable Tech"), and its wholly owned subsidiary and Lyncs Technologies, Inc., California corporation, ("Lyncs Technologies").

In consideration of the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties agree as follows:

I. This Amendment is effective as of June 30, 2000.

II. This Amendment amends, modifies and supersedes the Agreement and Plan of Merger, dated as of May 8, 2000 ("Agreement"), made and entered into by and among WorldCast Interactive, Inc., a Florida corporation ("WorldCast"), its wholly owned subsidiary, ConvergIT, Inc., a Florida corporation ("ConvergIT"), Cable Tech, Inc., a California corporation ("Cable Tech"), and its wholly owned subsidiary and Lyncs Technologies, Inc., California corporation, ("Lyncs Technologies") in the manner specified herein. In the event of any conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control. In all other respects, the Agreement remains in full force and effect.

III. Article 8, Section 8.3, Subsections (g), (h), (i), (j), and (k) of the Agreement entitled "Additional Conditions to the Obligations of Cable Tech," are amended as follows:

(g) WorldCast shall have designated 1,000,000 shares of its authorized 5,000,000 shares of preferred stock as Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in that certain document entitled "ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF WORLDCAST INTERACTIVE, INC.," containing the CERTIFICATE OF DETERMINATION OF PREFERENCE of Series B Convertible Preferred Shares, a copy of which is attached hereto.

(h) WorldCast shall have issued 813,163 shares of Series B Convertible Preferred Stock to Robert H. Perrins, Jr. and Donna G. Perrins, Trustees, Perrins Revocable Trust ("Perrins"), in exchange for 4,700 shares of the issued and outstanding shares of the common stock of Cable Tech.

(i) WorldCast shall have issued 51,904 shares of Series B Convertible Preferred Stock to Henry W. Roux ("Roux") in exchange for 300 shares of the issued and outstanding shares of the common stock of Cable Tech.

(j) Any and all shares of Series B Convertible Preferred Stock converted to common stock by Perrins and/or Roux shall be issued under an exemption from registration by Section 4(2) of the Securities Act of 1933 and may only be sold or transferred under an exemption as provided by the Securities Act or pursuant to Rule 144 or other applicable exemption.

(k) WorldCast will enter into a Financial Accommodation Agreement with Perrins, upon mutually acceptable terms, providing for (1) the satisfaction of all liabilities of Cable Tech and Lyncs Technologies secured by personal guarantees of Perrins and (2) satisfaction of liabilities of Cable Tech owed to Perrins in the principal amount of 454,008.39.

IN WITNESS WHEREOF, the parties have executed this Agreement as of June 30, 2000.

                                   WORLDCAST INTERACTIVE, INC.

                                   By:      /s/ Ahmad Moradi, Ph.D. C.D.P.
                                            ------------------------------------
                                            Ahmad Moradi, Ph.D. C.D.P.
                                            Interim Chairman, CEO

                                   ConvergIT, Inc.

                                   By:      /s/ Ahmad Moradi, Ph.D.
                                            ------------------------------------
                                            Ahmad Moradi, Ph.D.
                                            President

                                   Cable Tech, Inc.

                                   By:       /s/ Robert H. Perrins, Jr.
                                            ------------------------------------
                                            Robert H. Perrins, Jr.,
                                            Chairman, CEO

                                   By:      /s/ Henry W. Roux
                                            ------------------------------------
                                            Henry W. Roux,
                                            President



                                   Lyncs Technologies, Inc.

                                   By:      /s/ Robert H. Perrins, Jr.
                                            ------------------------------------
                                            Robert H. Perrins, Jr.,
                                            Chairman, CEO

                                   By:      /s/ Henry W. Roux
                                            ------------------------------------
                                            Henry W. Roux,
                                            President